NEWS


Contact:   Michael Clark               Paul Rosengren
      In the United States:  (877) 866-2066      (973) 430-5911
      International calls:  (619) 696-4068      www.pseg.com
      www.sempra.com



SEMPRA ENERGY INTERNATIONAL
AND PSEG GLOBAL TO ACQUIRE
CHILE'S CHILQUINTA ENERGIA

Partners to Acquire Solid Market Position in Fast-Growing
Latin American Energy Market

   SAN DIEGO and RIDGEWOOD, N.J., April 13, 1999 -- The international subsidiaries of San Diego-based Sempra Energy [NYSE: SRE], and New Jersey-based Public Service Enterprise Group [NYSE: PEG] today announced that the board of directors of Chilquinta S.A., based in Santiago, Chile, approved their offer to acquire, under a 50-50 partnership, the shares of its subsidiary, Chilquinta Energia S.A., in a transaction valued at approximately $830 million. The transaction is conditioned on the buyers' review and approval of the schedules for the definitive stock purchase agreement.

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   Under the terms of the agreement, Sempra Energy International and  PSEG
Global will acquire 90 percent of the shares of Chilquinta Energia from its parent, Chilquinta. Upon final acquisition of the shares held by Chilquinta, the two purchasers will make a tender offer to acquire the remaining 10 percent of Chilquinta Energia shares from other shareholders. The acquisition will be funded by approximately $510 million in equity provided equally by the two partners and $320 million in non-recourse debt provided by a syndicate of banks at the time of closing. Chase Manhattan Securities is the advisor and provider of acquisition financing for PSEG Global. Dresdner Kleinwort Benson is the advisor and provider of acquisition financing for Sempra Energy International.
   Both Sempra Energy International and PSEG Global expect the purchase of Chilquinta Energia to be accretive to the earnings of each company in
1999.     Chilquinta Energia is one of the leading energy companies in
Latin America, with operations in Chile, Argentina and Peru. Chilquinta Energia is the third- largest electricity distributor in Chile, serving 405,000 customers in central Chile, north and west of the capital, Santiago. The company's other holdings include:

  Energas S.A., a new natural gas distribution company that began delivery to customers in central Chile in May 1998 and plans to reach more than 50,000 customers by its fifth year of operation.

  37 percent (a controlling interest) in Luz Del Sur, S.A., the second-largest electricity distributor in Peru, serving 690,000 customers in the southern zone of metropolitan Lima.

  32 percent of Central Puerto S.A., the largest thermal electricity generator in Argentina, with 2,100 MW of capacity.

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   "This strategic acquisition gives Sempra Energy International a solid platform for growth in the rapidly expanding Latin American energy market, more than doubling our investment in the region and adding substantial electric utility assets to our already sizeable portfolio of gas distribution properties," said Stephen L. Baum, vice chairman, president and chief operating officer of Sempra Energy and acting president of Sempra Energy International. "The acquisition also effectively doubles the number of customers served by Sempra Energy International and its partners in Latin America, allowing us to provide energy services to 2.5 million homes and businesses in Chile, Argentina, Peru, Uruguay and
Mexico.   "Additionally, Sempra Energy International will be able to integrate its operations in the Southern Cone of South America with Chilquinta Energia and achieve efficiencies of scale. We also plan to establish a base for future development in Santiago," Baum added.
   "The acquisition of Chilquinta Energia is consistent with the strategy PSEG Global has been pursuing in the rapidly growing Latin American market for the last two years," said Thomas R. Smith, president of PSEG Americas, the PSEG Global company that operates in the United States and Latin America. "We have gained considerable experience in owning and operating electric distribution businesses in Argentina and Brazil and we look forward to applying our knowledge to the Chilquinta Energia companies. We are also pleased that this acquisition gives us a foothold in two additional Latin American countries - Chile and Peru. "We look forward to working together with Chilquinta Energia's employees to combine PSEG Global's and Sempra Energy International's considerable experience in electric and gas distribution with Chilquinta Energia's strong track record of financial performance and growing market penetration in Latin America," Smith added.

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  Smith and Baum said that Chilquinta Energia is a profitable business and prospects for future growth are encouraging, especially since electric demand in Chile has grown at an average of about 8 percent per year since 1991, versus only 1 percent to 2 percent in the United States. The company's major business units are located in high-growth industrial areas, including Chile's two most important ports, Valparaiso and San Antonio, as well as metropolitan Lima, Peru, and Buenos Aires, Argentina.

Sempra Energy International and PSEG Global will have shared control and equal representation on Chilquinta Energia's board of directors. Sempra Energy International will oversee operations in Chile, while PSEG Global will oversee operations in Peru and Argentina.
The transaction requires the approval of Chilquinta Energia's shareholders and regulatory notifications in Chile and is expected to close in early June. PSEG Global develops, owns, and operates private power and distribution facilities with at least 26 projects in Argentina, Brazil, China, India, the U.S., Venezuela and now Chile and Peru. The company
has assets valued at $1.5 billion.   PSEG Americas is the company's North
and South American subsidiary and is headquartered in Miami, supported by offices in Ridgewood, New Jersey, Sao Paulo, Caracas, and Buenos Aires. Investments in this region include Rio Grande Energia, an electric distribution company in southern Brazil, a 180 MW low sulfur heavy fuel oil plant in Hawaii and a gas-fired plant in Venezuela. PSEG Global is a subsidiary of Public Service Enterprise Group [NYSE: PEG] with revenues of $5.9 billion.

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Sempra Energy International develops, operates and owns energy projects outside the United States. The company currently is involved in gas transmission and distribution partnerships in Mexico, Argentina and Uruguay. Sempra Energy International is a subsidiary of Sempra Energy [NYSE: SRE], a Fortune 500 energy services holding company, based in San Diego, with 12,000 employees, revenues of $5.5 billion and more than 6 million natural gas and electric meters serving 21 million customers.



This release contains forward-looking statements within the definition of the Securities Act of 1933 and the Securities Exchange Act of 1934. Although the companies believe that these statements are based on reasonable assumptions, it can give no assurance that their goals will be achieved. The words "expects, "plans" and variations of such words, and similar expressions are intended to identify forward-looking statements that involve risk and uncertainty. These statements are necessarily based upon various assumptions involving judgments with respect to the future including, among others, national, international, regional and local economic, competitive and regulatory conditions and developments; technological developments; capital market conditions; inflation rates; interest rates; foreign exchange rates; energy markets; weather conditions; business and regulatory or legal decisions; the timing and success of business development efforts; and other uncertainties, all of which are difficult to predict and many of which are beyond the control of the companies. Accordingly, while the Companies believe that the assumptions are reasonable, there can be no assurance that they will approximate actual experience.



CHILQUINTA ENERGIA ACQUISITION
AT-A-GLANCE




COMPANY
ACQUIRED

Chilquinta Energia S.A.

PARENT
COMPANY
Chilquinta S.A.
(involved in energy, water,
telecommunications)


CORPORATE
HEADQUARTERS
Santiago, Chile


BUSINESS
Electricity distribution (3rd
largest in Chile)


ACQUIRED BY
Sempra Energy International (San
Diego, Calif.)
PSEG Global (Ridgewood, N.J.)


PURCHASE
PRICE
$830 million
(approximately $510 million in
equity and $320 million in non-
recourse debt)


TERMS
90 % of shares purchased from
parent, Chilquinta S.A.;
future tender offer for remaining
10%


AFFILIATES
Energas S.A. (100%) - gas
distribution, Chile
Luz del Sur S.A. (37%) -
electricity distribution, Peru
Central Puerto, S.A. (32%) -
electricity generation, Argentina


CUSTOMERS
(CHILE)
405,000


TOTAL
CUSTOMERS
1.1 million (Chile, Argentina,
Peru)



Sempra Energy International and PSEG Global